Exhibit 99.3

Tempo Bank	REVOCABLE PROXY

1.	The amended and restated plan of reorganization and stock issuance, pursuant to which Tempo Bank will be reorganized into the mutual holding company structure (as described on the reverse side of this proxy card).

FOR   ☐                     AGAINST  ☐

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Tempo Bank called for on March XX, 2007 and a Proxy Statement for the Special Meeting prior to the signing of this proxy card.

Signature	Date:

Signature	Date:
IMPORTANT: Please sign your name exactly as it appears on this proxy. Joint accounts need only one signature. When signing as an attorney, administrator, agent, officer, executor, trustee, guardian, etc., please add your full title to the signature.

IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope

FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A “NO” VOTE

STOCK ORDER FORM
SEND OVERNIGHT PACKAGES TO:
Sugar Creek Financial Corp. Attn: Stock Information Center 28 West Broadway Trenton, Illinois 62293 (618) 224-9095

Deadline: The Subscription Offering ends at 12:00 Noon, Central Time, on March XX, 2007. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any of our branches by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Sugar Creek Financial Corp. reserves the right to accept or reject improper order forms.

(1) Number of Shares _____________	x $10.00 =	(2) Total Amount Due _____________	The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 10,000 shares ($100,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 10,000 shares ($100,000).

(3) Method of Payment		(4) Purchaser Information (check one)

☐        Enclosed is a check, bank draft or money order payable to

  Sugar Creek Financial Corp. for $            .

☐        I authorize Tempo Bank to make withdrawals, without

  penalty, from my CD or savings accounts shown below,

  and understand that the amounts will not otherwise be

  available for withdrawal:

a. ☐         Eligible Account Holder - Check here if you were a

  depositor with at least $50 on deposit with Tempo

  Bank as of September 30, 2005. Enter information

  in Section 7 for all deposit accounts that you had

  at Tempo Bank on September 30, 2005.

b. ☐        Supplemental Eligible Account Holder - Check here

  if you were a depositor with at least $50 on deposit

  with Tempo Bank as of December 31, 2006 but not

  an Eligible Account Holder. Enter information

  in Section 7 for all deposit accounts that you had

  at Tempo Bank on December 31, 2006.

c. ☐         Other Members - Check here if you were a

  depositor of Tempo Bank as of XX, 2007, who were

  not able to subscribe for shares under the Eligible or

  Supplemental Account Holders Categories or   borrowers as of September 19, 1989 whose loans

  continue to be outstanding on XX, 2007

d. ☐        Local Community – Natural persons residing in

  Clinton, Madison and St. Clair Counties, IL.

e. ☐         General Public

Account Numbers	Amounts
$
$
$
Total Withdrawal	$

(5) Check if you (or a household family member) are a: ☐ Director ☐ Officer ☐ Employee

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐	Individual	☐	Individual Retirement Account (IRA)	☐	Corporation
☐	Joint Tenants	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Tenants in Common	☐	Uniform Gift to Minors Act	☐	Trust - Under Agreement Dated ________

Name	SS# or Tax ID

Name	SS#

Address	Daytime Telephone #

City State Zip Code County	Evening Telephone #

(7) Qualifying Accounts You should list any accounts that you may have or had with Tempo Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering.

Qualifying Accounts

Names on Accounts	Account Number

Please Note: Failure to list all of your accounts may result in the loss of part of all of your subscription rights.

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated February XX, 2007 and understand I may not change or revoke my order once it is received by Sugar Creek Financial Corp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Sugar Creek Financial Corp. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Stock Issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature	Date	Signature	Date

Office Use Only: Date Rec’d __ / __ Check# __________ $__________ Check# __________ $__________ Batch# _________ Order # ___________ Category _____

Tempo Bank	REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TEMPO BANK

The undersigned member of Tempo Bank hereby appoints the full Proxy Committee of the Board of Directors as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of members to be held at Trenton, Illinois at XX:00 a.m., local time, on March XX, 2007, and at any and all adjournments and postponements of the special meeting, and to act with respect to all votes that the undersigned would be entitled to be cast, if then personally present, in accordance with the instructions on the reverse side:

1. FOR or AGAINST the plan of reorganization and stock issuance, pursuant to which Tempo Bank will be reorganized into the mutual holding company structure. As part of voting on the plan of reorganization, members will be voting on the proposed charters and bylaws for Tempo Bank, Sugar Creek Financial Corp., and Sugar Creek MHC attached to the plan of reorganization. Pursuant to the plan of reorganization, Sugar Creek Financial Corp will issue 55% of its common stock to Sugar Creek MHC, a federally chartered mutual holding company that will be formed pursuant to the plan of reorganization, and will offer for sale to eligible depositors and borrowers, and, if necessary, the public 45% of its common stock.

This proxy will be voted as directed by the undersigned member. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED FOR THE ADOPTION OF THE PLAN OF REORGANIZATION. In addition, this proxy will be voted at the discretion of the named proxies upon any other matter as may properly come before the special meeting.

The undersigned may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Tempo Bank either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person. The undersigned hereby acknowledges receipt of the notice of special meeting of members and proxy statement and accompanying prospectus.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE. NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSAL.

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

NASD Affiliation - If you have an NASD affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. (“NASD”) if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY TEMPO BANK, SUGAR CREEK FINANCIAL CORP, SUGAR CREEK MHC, OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION SOUTHEAST REGIONAL DIRECTOR, JOHN E. RYAN, AT 404-888-0771.

I further certify that, before purchasing the common stock of Sugar Creek Financial Corp., I received a copy of the Prospectus dated February XX, 2007, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page XX of the prospectus:

Risks Related to Our Business

1.	Rising interest rates may hurt our profits and asset values.

2.	A downturn in the local economy could hurt our profits.

3.	As a result of our concentration on one-to four-family residential real estate lending, a downturn in real estate values could hurt our profits.

4.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earning will decrease.

5.	Strong competition within our market area could hurt our profits and slow growth.

6.	Federal Home Loan Bank of Chicago practices restrict our ability to liquidate, and limit the amount of dividends paid on, our investment in Federal Home Loan Bank of Chicago stock.

7.	We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

Risks Related to this Offering

1.	Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

2.	We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements, which will increase our operating expenses.

3.	Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

4.	We have broad discretion in investing the proceeds of the offering.

5.	Issuance of shares for benefit programs may dilute your ownership interest.

6.	Sugar Creek MHC’s majority control of our common stock will enable it to exercise voting control over most matters put to a vote of stockholders and will prevent stockholders from forcing a sale or a second-step conversion transaction you may find advantageous.

7.	Office of Thrift Supervision policy on remutualization transactions could prevent acquisition of Sugar Creek Financial, which may adversely affect our stock price.

8.	Office of Thrift Supervision regulations and anti-takeover provisions in our charter restrict the accumulation of our common stock, which may adversely affect our stock price.

9.	Our stock price may decline when trading commences.

10.	There may be a limited market for our common stock, which may adversely affect our stock price.

Signature	Date	Signature	Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

SUGAR CREEK FINANCIAL CORP.	Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions – All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 10,000 shares (10,000 shares x $10.00 per share = $100,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 10,000 shares (10,000 shares x $10.00 per share = $100,000) of the common stock offered in the stock offering. For additional information, see “THE REORGANIZATION AND STOCK OFFERING- Limitations on purchases of shares” in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at a Tempo branch) or by check, bank draft or money order payable to Sugar Creek Financial Corp. DO NOT MAIL CASH. Your funds will earn interest at the bank’s statement savings annual percentage yield until the stock offering is completed.

To pay by withdrawal from a savings account or certificate at Tempo Bank (“Tempo”) insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Tempo will waive any applicable penalties for early withdrawal from certificate accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Tempo, or a member of such person’s household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Sugar Creek Financial Corp. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (618) 224-9095. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 7 - You should list any qualifying accounts that you may have or had with Tempo in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 28 West Broadway, Trenton, IL or at Tempo’s other branch office by the end of the subscription offering on March XX, 2007 at 12:00 Noon, Trenton, Illinois Time.

(See Reverse Side for Stock Ownership Guide)

SUGAR CREEK FINANCIAL CORP.	Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Illinois and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation “CUST” after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IL or UGMA-Other State. List only the minor’s social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Tempo. The stock cannot be held in your Tempo account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)